EXHIBIT 10.1

                              TERMINATION AGREEMENT

         THIS TERMINATION AGREEMENT (this "Agreement") is entered into as of the 19th day of November 2008, by and between Ivivi Technologies, Inc., a New Jersey corporation ("Ivivi"), and Allergan Sales, LLC, a Delaware limited liability company and successor in interest to Inamed Medical Products Corporation, and its wholly-owned subsidiary, Allergan USA, Inc., a Delaware corporation (collectively, "Allergan").

                              W I T N E S S E T H:

         WHEREAS, Ivivi and Inamed Medical Products Corporation previously entered into an Exclusive Distribution Agreement, dated as of November 9, 2006, pursuant to which, among other things, Ivivi granted Allergan certain rights to distribute and sell the pulsed electromagnetic field generating device commonly known as SofPulse(R) (the "Distribution Agreement"); and

         WHEREAS, each of Ivivi and Allergan desires to terminate the Distribution Agreement, upon and subject to the terms and conditions specified herein.

         NOW, THEREFORE, in consideration of the conditions and mutual covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

         1. TERMINATION OF DISTRIBUTION AGREEMENT. Effective as of the date of this Agreement, the Distribution Agreement is hereby terminated in all respects and except as set forth in the immediately succeeding sentence, the Distribution Agreement shall be null and void and of no effect whatsoever, and no party to the Distribution Agreement shall have any further right, liability, or obligation thereunder. Notwithstanding the termination of the Distribution Agreement, the provisions of Article 1 (Definitions) of the Distribution Agreement shall survive the termination of the Distribution Agreement solely for purposes of this Agreement; the provisions of Article 12 (Confidential Information) and Section 16.13 (Press Releases and Announcements) of the Distribution Agreement shall survive the termination of the Distribution in accordance with Section 4 of this Agreement; the provisions of Section 7.3 (Technical Support) of the Distribution Agreement shall survive the termination of the Distribution Agreement until the first anniversary of the date hereof;
Article 8 (Product Warranties) of the Distribution Agreement shall survive the termination of the Distribution Agreement; and the provisions of certain sections of Article 14 (Indemnification; Insurance Requirements) of the Distribution Agreement shall survive the termination of the Distribution Agreement in accordance with Section 6 of this Agreement. Capitalized terms used, but not defined herein, shall have the meanings ascribed to them in the Distribution Agreement.

         2. REPURCHASE OF INVENTORY.

                  (a) Allergan hereby agrees to provide the Product in its possession to Ivivi, estimated and identified on SCHEDULE A attached hereto (collectively, the "INVENTORY") in Irvine, California, which Product was initially delivered to Allergan by Ivivi. Promptly following the execution and delivery of this Agreement, Allergan shall return to Ivivi the Inventory in exchange for $450,000 (the "INVENTORY REPURCHASE PRICE") payable in immediately available funds, as more specifically set forth in this Section 2.

                  (b) Within five (5) business days of the date of this Agreement, Ivivi shall pay the Inventory Repurchase Price in immediately available funds by wire transfer to the bank account designated in writing by Allergan. Within 20 business days of the date of this Agreement, Allergan shall ship the Inventory from Irvine, California (the "ALLERGAN SHIPPING POINT") to the location designated in writing by Ivivi (the "IVIVI DESTINATION POINT"). Ivivi shall pay the reasonable and customary costs of such shipping and the risk of loss for the Inventory shall pass to Ivivi when the Inventory leaves the Allergan Shipping Point. The parties shall cooperate to obtain commercially reasonable rates for such shipping costs. All Inventory delivered by Allergan to Ivivi shall be suitably packed for surface or air shipment, in Ivivi's sole discretion, marked for shipment to the Ivivi Destination Point.

         3. THIRD-PARTY DISTRIBUTORS. Ivivi hereby agrees that during the period commencing on the date hereof and ending on the 180th day immediately following the date hereof, Ivivi shall not enter into a distribution agreement with any third-party distributor for the distribution by such distributor of the Product in the Field in the United States.

         4. CONFIDENTIAL INFORMATION; RELEASE OF ESCROW DEPOSIT.

                  (a) Notwithstanding anything contained herein to the contrary, the provisions of Article 12 (Confidential Information) and Section 16.13 (Press Releases and Announcements) of the Distribution Agreement shall survive the termination of the Distribution Agreement until the fifth anniversary of the date hereof, and each of Ivivi and Allergan, on behalf of themselves and their respective directors, officers, affiliates, employees, and agents, hereby ratify and adopt and agree to continue to comply with provisions contained in Article 12 (Confidential Information) and Section 16.13 (Press Releases and Announcements) of the Distribution Agreement, as though such provisions were fully incorporated herein. Promptly following the execution and delivery of this Agreement, each of Ivivi and Allergan shall deliver to the other party or destroy all Confidential Information of the other party, including, without limitation, materials, samples and documents of the other party, subject to either party retaining a copy of the other party's Confidential Information solely as may be required by law.

                  (b) Promptly following the execution and delivery of this Agreement, the Escrow Deposit shall be released to Ivivi and the parties hereto shall execute any and all documents, consents and instruments and take any and all actions and do any and all things reasonably necessary and appropriate to effectuate such release.

         5. INTELLECTUAL PROPERTY.

                  (a) The parties hereto hereby acknowledge and agree that without limiting or restricting in any way any of Ivivi's right, title and interest in and to any of its Intellectual Property whatsoever, the Product, the Patents and the Ivivi Intellectual Property, including all derivatives, Improvements and documentation thereof, that were solely conceived, fixed in a tangible medium of expression or otherwise developed, invented or reduced to practice by Ivivi or its Affiliates during the term of the Distribution Agreement are the proprietary property of Ivivi or its licensors, and exclusive title to such property shall remain with Ivivi or its licensors, after termination of the Distribution Agreement.

                  (b) The parties hereto hereby acknowledge and agree that without limiting or restricting in any way any of Allergan's right, title and interest in and to any of its Intellectual Property whatsoever, Allergan shall retain sole title to, and ownership of, all Allergan products, Allergan's Intellectual Property and improvements thereon, all derivative works of Allergan products, Allergan's Intellectual Property and improvements and all proprietary rights therein, that were solely conceived, fixed in a tangible medium of expression or otherwise developed, invented or reduced to practice by Allergan or its Affiliates during and after termination of the Distribution Agreement. The parties agree that Allergan shall retain sole ownership of information regarding customers, distributors, sublicensees and subdistributors of the Product acquired under the Distribution Agreement, which information shall be treated as confidential pursuant to Article 12 of the Distribution Agreement (which shall survive the termination of the Distribution Agreement in accordance with Section 4). The parties further agree that works that were created, marketed or bundled with the Product by Allergan, during the term of the Agreement, which works do not infringe the Patents, are the proprietary property of Allergan or its licensors, and exclusive title to such property shall remain with Allergan or its licensors, after termination of the Distribution Agreement.

                  (c) The parties hereto hereby acknowledge and agree that from and after the date hereof, Ivivi shall not use any of (i) Allergan's name, subject to Section 16.13, (ii) Allergan's marks or (iii) sales and/or promotional materials conceived or developed by Allergan or its Affiliates or agents in connection with the Distribution Agreement.

         6. INDEMNIFICATION. Notwithstanding anything to the contrary contained herein, the provisions of Sections 14.1, 14.3, 14.4, 14.6, 14.7 and 14.8 of the Distribution Agreement shall survive the termination of the Distribution Agreement; PROVIDED, HOWEVER, that Ivivi's obligation to indemnify, defend and hold harmless the Allergan Indemnified Parties for any claims, losses, damages, liabilities, causes of action, suits, costs and expenses incurred by the Allergan Indemnified Parties under Section 14.1 of the Distribution Agreement shall be limited solely to third-party claims arising out of or related to matters expressly set forth in clauses (ii) through (v) of Section 14.1 of the Distribution Agreement that relate to Product sold or promoted by Allergan in accordance with the Distribution Agreement prior to the termination thereof. Each of Ivivi and Allergan hereby ratify and adopt and agree to continue to comply with the provisions of Sections 14.1, 14.3, 14.4, 14.6, 14.7 and 14.8 of the Distribution Agreement, as modified by this Section 6, as though such provisions were fully incorporated herein.

         7. REPRESENTATIONS AND WARRANTIES.

                  (a) Ivivi hereby represents and warrants to Allergan that: (i) Ivivi is a corporation duly organized, validly existing and in good standing under the laws of the state of its formation; (ii) Ivivi has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement; (iii) the execution, delivery and performance by Ivivi of this Agreement and the consummation by Ivivi of the transactions contemplated hereby has been duly authorized by all necessary action of Ivivi; and (iv) this Agreement constitutes valid and binding obligations of Ivivi, enforceable against Ivivi in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium, reorganization and other laws affecting the enforcement of creditors' rights generally, and by general principles of equity.

                  (b) Allergan hereby represents and warrants to Ivivi that: (i) Allergan is a corporation duly organized, validly existing and in good standing under the laws of the state of its formation; (ii) Allergan has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement; (iii) the execution, delivery and performance by Allergan of this Agreement and the consummation by Allergan of the transactions contemplated hereby has been duly authorized by all necessary action of Allergan; and (iv) this Agreement constitutes valid and binding obligations of Allergan, enforceable against Allergan in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium, reorganization and other laws affecting the enforcement of creditors' rights generally, and by general principles of equity.

         8. MUTUAL RELEASE.

                  (a) In consideration of the conditions and mutual covenants set forth herein, and other good and valuable consideration, Ivivi hereby releases and discharges Allergan and its agents, employees, officers, directors, shareholders, subsidiaries, affiliates, partners, independent contractors, predecessors, successors, administrators, assigns and legal representatives and any other parties claiming by, through, or under Allergan, whether or not named herein (collectively, "ALLERGAN PARTIES"), from any and all actions, charges, complaints, controversies, demands, causes of action, suits, rights, judgments and/or claims whatsoever, both in law and in equity, for debts, sums of money, commissions, fees and costs, attorneys fees, losses, penalties, damages, arising, directly or indirectly, out of any promise, agreement, offer letter, contract, understanding, tort, or applicable law (whether statutory, common law, regulatory or otherwise, local, state, federal or otherwise), whether arising from the Distribution Agreement or by reason of any other matter, cause or thing whatsoever from the beginning of time through and including the date of this Agreement (collectively, "CLAIMS"), whether now existing or not, known or unknown, and without regard to whether such liability may be direct, indirect or contingent upon the happening of some event or liability. In furtherance of, but without limiting, the foregoing, Ivivi waives the right, and covenants not to, sue, institute, or cooperate in the institution, commencement, filing, or prosecution of any Claims against the Allergan Parties.

                  (b) Subject to Section 6 of this Agreement, in consideration of the conditions and mutual covenants set forth herein, and other good and valuable consideration, Allergan hereby releases and discharges Ivivi and its agents, employees, officers, directors, shareholders, subsidiaries, affiliates, partners, independent contractors, predecessors, successors, administrators, assigns and legal representatives and any other parties claiming by, through, or under Allergan, whether or not named herein (collectively, "IVIVI PARTIES"), from any and all Claims, whether now existing or not, known or unknown, and without regard to whether such liability may be direct, indirect or contingent upon the happening of some event or liability. In furtherance of, but without limiting, the foregoing, Allergan waives the right, and covenants not to, sue, institute, or cooperate in the institution, commencement, filing, or prosecution of any Claims against the Ivivi Parties.

                  (c) Notwithstanding anything contained herein to the contrary, the release and discharge by each of the parties hereto pursuant to this Section 8, does not constitute a release or discharge of Claims arising out of or relating to the parties' undertakings in this Agreement or a breach by either party of this Agreement or a release or discharge of Claims arising out of or relating to the parties' undertakings in those provisions of the Distribution Agreement that survive the termination thereof or a breach by either party of such provisions.

         9. ENTIRE AGREEMENT; AMENDMENT. This Agreement, including Schedule A hereto, constitutes the entire agreement among the parties with respect to the matters set forth herein, and merges all prior discussions between or among the parties and supercedes any prior agreement (whether written or oral) with respect to the subject matter herein. This Agreement may not be modified or amended except in writing, signed by both parties.

         10. GOVERNING LAW. This Agreement shall be governed by, and interpreted and construed in accordance with the laws of the State of California, without reference to rules of conflicts or choice of laws.

         11. JURISDICTION AND VENUE. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of California located in the County of Orange and the United States District Court for the Southern District of California for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto (i) irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court and (ii) irrevocably waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above named court, that its property is exempt or immune from attachment or execution (except as protected by applicable law), that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and hereby waives and agrees not to seek any review by any court of any other jurisdiction which may be called upon to grant an enforcement of the judgment of any such court. Each of the parties hereto agrees that its, his or her submission to jurisdiction and its, his or her consent to service of process by mail is made for the express benefit of the other parties hereto. Final judgment against any party hereto in any such action, suit or proceeding may be enforced in other jurisdictions by suit, action or proceeding on the judgment, or in any other manner provided by or pursuant to the laws of such other jurisdiction.

         12. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telegram, facsimile or telex, or by registered or certified mail (postage prepaid, return receipt requested), to the other party at the following address (or at such other address for which such party gives notice hereunder):

                 If to Allergan:    Allergan Sales, LLC
                                    2525 Dupont Drive
                                    Irvine, CA  92612
                                    Attn:  General Counsel
                                    Facsimile No.:  (714) 246-2470

                                    WITH A COPY TO:
                                    Allergan, Inc.
                                    2525 Dupont Drive
                                    Irvine, CA  92612
                                    Attn:  General Counsel
                                    Facsimile No.:  (714) 246-6987


                 If to Ivivi:       Ivivi Technologies, Inc.
                                    135 Chestnut Ridge Road
                                    Montvale, NJ  07645
                                    Attn:  President and Chief Executive Officer
                                    Facsimile No.:  (201) 476-9601


                                    WITH A COPY TO:
                                    Lowenstein Sandler PC
                                    65 Livingston Avenue
                                    Roseland, New Jersey 07068
                                    Attn:  Steven M. Skolnick, Esq.
                                    Facsimile No.:  (973) 597-2477


         13. COUNTERPARTS; FACSIMILE. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one instrument. For purposes hereof, a facsimile copy of this Agreement, including the signature pages hereto, shall be deemed to be an original.

         14. NO WAIVER; AMENDMENT. No waiver of any term or condition of this Agreement shall be valid or binding on any party unless agreed to in writing by the party to be charged. The failure of either party to enforce at any time any of the provisions of the Agreement, or the failure to require at any time performance by the other party of any of the provisions of this Agreement, shall in no way be construed to be a present or future waiver of such provisions, nor in any way affect the validity of either party to enforce each and every such provision thereafter. This Agreement may not be amended or modified except by the written agreement of the parties. All purchase orders are subject to the terms and conditions of this Agreement, and any attempt by such purchase order to alter or modify the terms and conditions of this Agreement shall be void.

         15. PARTIAL INVALIDITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid by a court of competent jurisdiction, then the remaining provisions shall remain, nevertheless, in full force and effect. The parties agree to renegotiate in good faith, or instruct the court to rewrite, any term held invalid and to be bound by the mutually agreed substitute provision in order to give the most approximate effect intended by the parties.

         16. HEADINGS; NO STRICT CONSTRUCTION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any article, section, recital, exhibit, schedule and party references are to this Agreement unless otherwise stated. No party, nor its counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all provisions of this Agreement shall be construed in accordance with their fair meaning, and not strictly for or against any party.

         17. ASSIGNMENT. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective permitted successors and assigns and is not intended to confer upon any other person or entity any rights or remedies hereunder; provided, however, that no party may assign this Agreement without the prior written consent of the other party. Notwithstanding the foregoing, Allergan may assign this Agreement, without the prior written consent of Ivivi, to an Affiliate or affiliate (as such term is defined under the federal securities laws). Prior to and promptly after any assignment not requiring consent of the other party, the assigning party shall give the other party notice of the assignment.

         18. THIRD PARTY BENEFICIARIES. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the parties to this Agreement any rights or remedies under or by reason of this Agreement.

         19. FURTHER ASSURANCES. The parties hereto shall execute any and all documents, consents and instruments and take any and all actions and do any and all things reasonably necessary and appropriate to effectuate the purposes and intent of this Agreement.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the undersigned have executed this Termination Agreement as of the date first written above.



                            IVIVI TECHNOLOGIES, INC.

                            By: /s/ ALAN V. GALLANTAR
                                ------------------------------
                              Name: Alan V. Gallantar
                              Title: Chief Financial Officer



                            ALLERGAN SALES, LLC

                            By: /s/ ROBERT E. GRANT
                                ------------------------------
                              Name: Robert E. Grant
                              Title: Vice President



                            ALLERGAN USA, INC.

                            By: /s/ ROBERT E. GRANT
                                ------------------------------
                              Name: Robert E. Grant
                              Title: Vice President

                                   SCHEDULE A
                                   ----------

                                    INVENTORY


Comp           Stor
Code    Plnt   Loc.   Material Group   Val Class   Material Number       Material Description             Total Quantity

129     2200          INVENTORY          7920                       22
                                                   SOFPULSE              SOFPULSE, 1 COIL, 5-PACK             1,562
                                                   SOFPULSE/DUO          SOFPULSE DUO, 2 COILS, 5-PACK        2,360
129     2200          SAMPLES            7920                       22
                                                   S-SOFPULSE            SOFPULSE, 1 COIL (SAMPLE)              990
                                                                         SOFPULSE DUO, 2 COILS (SAMPLE)
                                                   S-SOFPULSE/DUO                                             1,177
129     2300          INVENTORY          7920                       22
                                                   SOFPULSE              SOFPULSE, 1 COIL, 5-PACK                 3